UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2013

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

 (703) 329-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Closing of the Archstone Acquisition

On February 27, 2013, pursuant to an asset purchase agreement (the “Purchase Agreement”) dated November 26, 2012, by and among us, Equity Residential and its operating partnership, ERP Operating Limited Partnership (together, “Equity”), Lehman Brothers Holdings, Inc. (“Lehman”), and Archstone Enterprise LP (“Archstone”), we, together with Equity, acquired, directly or indirectly, all of Archstone’s assets, including all of the ownership interests in joint ventures and other entities owned by Archstone, and assumed Archstone’s liabilities, with certain limited exceptions.  The execution of the Purchase Agreement was previously reported on our Current Report on Form 8-K filed on November 26, 2012, and a copy of the Purchase Agreement was previously filed as Exhibit 2.1 to that Current Report on Form 8-K.

Under the terms of the Purchase Agreement, we acquired approximately 40% of Archstone’s assets and liabilities and Equity acquired approximately 60% of Archstone’s assets and liabilities (the “Archstone Acquisition”). We acquired the following:

•                  60 apartment communities that will be consolidated for financial reporting purposes, containing 20,089 apartment homes, of which six communities are under construction and/or in lease-up and are expected to contain 1,667 apartment homes upon completion;

•                  five parcels of land and options to acquire two more parcels of land that will be consolidated for financial reporting purposes which, if developed as expected, will contain a total of 2,214 apartment homes;

•                  interests in unconsolidated joint ventures in which we are the general partner or managing member, which own 12 apartment communities containing 2,851 apartment homes; and

•                  a 40% ownership interest in unconsolidated joint venture arrangements with Equity which will hold assets and liabilities that we and Equity will jointly manage, and that we and Equity intend to sell to or resolve  with third parties, and/or subsequently transfer to Equity or to us.

Operating Apartment Communities

The table below provides community level detail for the operating apartment communities in which we have acquired a direct or indirect interest in connection with the Archstone Acquisition.

Community	Location	Number of Homes	Average SF per Home	Year Built (1)	Revenue per Occupied Home (2)

New England
Archstone North Point(3)	Cambridge, MA	426	900	2008	$3,228
Archstone Station 250(4)	Dedham, MA	285	1,075	2011	1,839
Archstone Quincy	Quincy, MA	224	705	1977	1,726
Archstone Bear Hill	Waltham, MA	324	1,208	1999	2,533
Subtotal - New England		1,259	984		$2,467

Metro New York/New Jersey
Archstone Meadowbrook Crossing	Westbury, NY	396	1,014	2006	$2,542
Archstone Midtown West	New York, NY	550	716	1998	3,886

Archstone Clinton North	New York, NY	339	536	2008	2,950
Archstone Clinton South	New York, NY	288	557	2007	3,014

Kips Bay(4)	New York, NY	209	729	1997	4,540
Subtotal - Metro New York/New Jersey		1,782	724		$3,345

Mid-Atlantic
Archstone Ballston Place	Arlington, VA	383	871	2001	$2,570
Crystal House I(5)	Arlington, VA	426	880	1969	2,028
Crystal House II(5)	Arlington, VA	401	913	1965	1,951
Archstone Ballston Square	Arlington, VA	714	877	1992	2,350
Archstone Courthouse Place	Arlington, VA	564	849	1999	2,428
Oakwood Arlington(6)	Arlington, VA	184	839	1987	1,738
Archstone Woodland Park(3)	Herndon, VA	392	1,003	2000	1,688
Archstone Reston Landing	Reston, VA	400	995	2000	1,813
Archstone Tysons Corner	Vienna, VA	217	967	1980	1,790
The Albemarle	Washington, DC	228	1,123	1966	2,569
Tunlaw Gardens	Washington, DC	166	816	1944	1,807
The Statesman	Washington, DC	281	678	1961	1,943
Archstone Glover Park	Washington, DC	120	869	1953	2,346
The Consulate	Washington, DC	268	843	1978	2,193
Brandywine(7)(8)	Washington, DC	305	1,280	1954	N/A
Archstone Russett	Laurel, MD	238	1,154	1999	1,817
Grosvenor Tower(4)	North Bethesda, MD	236	972	1987	2,040
Archstone Wheaton Station	Wheaton, MD	243	884	2005	1,809
Oakwood Philadelphia(6)	Philadelphia, PA	80	831	1945	1,573
Subtotal - Mid-Atlantic		5,846	928		$2,085

Pacific Northwest
Kirkland at Carillon Point(4)	Kirkland, WA	130	1,344	1990	$2,209
Archstone Redmond Campus	Redmond, WA	422	1,017	1991	1,639
Archstone Redmond Lakeview	Redmond, WA	166	849	1987	1,402

Subtotal - Pacific Northwest		718	1,037		$1,687

Northern California
Archstone Walnut Creek	Walnut Creek, CA	510	746	1987	$1,549
Archstone Walnut Ridge	Walnut Creek, CA	106	764	2000	1,869
Archstone Walnut Creek Station	Walnut Creek, CA	360	700	1989	1,592
Archstone San Bruno	San Bruno, CA	300	891	2004	2,240
Archstone San Bruno II	San Bruno, CA	185	846	2007	2,145
Archstone San Bruno III	San Bruno, CA	187	1,237	2005	2,965
Mountain View at Middlefield(9)	Mountain View, CA	402	651	1969	N/A
Archstone Willow Glen	San Jose, CA	412	928	2002	1,976
West Valley(9)	San Jose, CA	789	639	1970	N/A
Archstone Sunnyvale(4)	Sunnyvale, CA	192	1,063	1991	2,271
Subtotal - Northern California		3,443	790		$1,969

Southern California
Archstone Los Feliz	Los Angeles, CA	263	767	1989	$1,686
Oakwood Toluca Hills(6)	Los Angeles, CA	1,151	691	1973	1,183
Archstone Marina Bay(4)(10)(11)	Marina del Rey, CA	205	815	1967	N/A
Archstone Pasadena	Pasadena, CA	120	854	2004	2,272
Archstone Del Mar Station	Pasadena, CA	347	975	2006	2,133
Archstone Old Town Pasadena	Pasadena, CA	96	692	1972	1,723
Archstone Santa Monica on Main	Santa Monica, CA	133	921	2007	3,887
Archstone Studio City	Studio City, CA	450	736	1987	1,786
Archstone Studio City II	Studio City, CA	101	834	1991	1,891
Archstone Studio City III	Studio City, CA	276	955	2002	2,303
Archstone Studio 4041(4)	Studio City, CA	149	841	2009	2,031
Venice on Rose(4)	Venice, CA	70	1,207	2011	4,663
Archstone Woodland Hills(9)	Woodland Hills, CA	883	655	1971	N/A
Seal Beach(9)	Seal Beach, CA	549	706	1971	N/A
Archstone La Mesa	La Mesa, CA	168	830	1989	1,538
Archstone La Jolla Colony	San Diego, CA	180	761	1987	1,642

Archstone Oak Creek	Agoura Hills, CA	336	1,084	2004	2,230
Archstone Calabasas	Calabasas, CA	600	844	1988	1,708
Archstone Simi Valley	Simi Valley, CA	500	860	2007	1,655
Archstone Thousand Oaks	Thousand Oaks, CA	154	873	1992	1,828
Archstone Thousand Oaks Plaza	Thousand Oaks, CA	148	949	2002	1,930
Archstone Vanoni Ranch	Ventura, CA	316	936	2005	1,757
Subtotal - Southern California		7,195	806		$1,806

Non-Core Markets
Archstone Lexington	Flower Mound, TX	222	983	2000	$1,254
Archstone Memorial Heights	Houston, TX	556	781	1996	1,348
Boca Town Center(4)	Boca Raton, FL	252	1,064	1988	1,404
Subtotal - Non-Core Markets		1,030	894		$1,342

Total Portfolio/Portfolio Average		21,273	852		$2,078

(1)         Represents the date that construction of the apartment community was completed, and does not consider any subsequent capital expenditures to redevelop the applicable apartment community or for other purposes.

(2)         Represents the average monthly revenue per occupied home for the year ending December 31, 2012, or (in the case of communities that Archstone acquired during 2012) for the period of Archstone’s ownership.

(3)         This apartment community is owned by a joint venture in which we own a 20.0% interest.

(4)         This apartment community is owned by a joint venture in which we own a 28.6% interest.

(5)         Interest in this apartment community is subject to a ground lease which expires in November 2060.  The apartment community is under contract for disposition as of the date of this report.

(6)         This apartment community is leased to a single master tenant operator under a master lease that expires in July 2017.

(7)         This apartment community is managed by a third party and rent per home for 2012 was not available to us as of the date of this report.

(8)         This apartment community is owned by a joint venture in which we own a 26.1% interest.

(9)         Revenue per Occupied Home is not presented for this apartment community as it was subject to a master lease agreement to one master tenant operator for a portion of 2012, transitioning to conventional operations during the year.

(10)  Revenue per Occupied Home is not presented for this apartment community as it is under redevelopment.  This apartment community also includes the ownership of 218 boat slips in the adjoining marina.

(11)  Interest in this apartment community is subject to a ground lease which expires in June 2051.

Properties Planned, Under Construction or in Lease-Up

The table below provides details with respect to properties under construction and/or in lease-up or planned for development in which we acquired a direct or indirect interest in connection with the Archstone Acquisition.  You should carefully review information about our Development Communities, Redevelopment Communities and Development Rights (as defined in our Annual Report on Form 10-K for the year ended December 31, 2012) under Item 1a., “Risk Factors,” Item 2., “Communities,” and Item 7., “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in that Form 10-K for discussions of the risks associated with our development and redevelopment activity.

Property	Location	Start Date	Expected Apartment Homes
Under Construction and/or in Lease-up(1)
Archstone First+M Phase I	Washington, DC	Q3 2010	469
Archstone Toscano	Houston, TX	Q2 2011	474
Parkland Gardens	Arlington, VA	Q2 2012	228
Memorial Heights Phase I	Houston, TX	Q3 2012	318
Archstone Berkeley on Addison	Berkeley, CA	Q3 2012	94
Archstone West Valley Expansion	San Jose, CA	Q3 2012	84

Land Held, In Planning and Owned(2)
Archstone First+M Phase II	Washington, DC	TBD	436
Oakwood Toluca Hills Land	Toluca Hills, CA	TBD	150
Huntington Beach(3)	Huntington Beach, CA	TBD	384
Maple Leaf	Cambridge, MA	TBD	103
North Point II	Cambridge, MA	TBD	341

Land Under Option(2)
Opera Warehouse	San Francisco, CA	TBD	338
Hillwood Square	Falls Church, VA	TBD	462

(1)         Total expected investment for consolidated apartment communities under construction and/or in lease-up is $490 million with $140 million remaining to invest.

(2)         Commencement of construction of projects in planning is subject to regulatory approval, acquisition of financing and/or suitable market conditions.

(3)         Land is owned by a consolidated joint venture in which we have a 95.0% interest.

Joint Venture Agreements

On February 27, 2013, in connection with the Archstone Acquisition, certain of our subsidiaries and subsidiaries of  Equity entered into three limited liability company agreements (collectively, the “Residual JV”) through which they acquired certain assets of Archstone, including Archstone’s interests in certain joint ventures in both the United States as well as in Germany, certain development land parcels, certain loans, subsidiaries which employ certain of Archstone’s employees, insurance policies, various licenses and contracts, and other miscellaneous assets such as commercial leases and corporate office equipment.  The Residual JV plans to divest (to third parties or to us or Equity) or otherwise wind up these assets, subject to market conditions.  The respective percentage interests of our and Equity’s subsidiaries in the Residual JV are 40% and 60%, respectively, and the parties will jointly control the Residual JV.

In connection with the Archstone Acquisition, the Residual JV also assumed or succeeded to various liabilities of Archstone, including employment related obligations such as severance and accrued bonuses.  The Residual JV also assumed or succeeded to responsibility for the defense (or pursuit) of certain existing or future litigation and claims related to Archstone and its affiliates arising from periods before the close of the Archstone Acquisition, subject to certain exceptions for liabilities or claims that principally relate to the physical condition of the assets acquired directly by us or Equity, which generally remain the sole responsibility of us or Equity, as applicable.

On February 27, 2013, in connection with the Archstone Acquisition, we entered into a limited liability company agreement with Equity to acquire and own directly and indirectly certain Archstone entities (the “Archstone Legacy Entities”) which hold indirect interests in real estate assets, including certain of the Archstone properties acquired by us as described above.  The Archstone Legacy Entities have outstanding preferred interests held by unrelated third parties with an aggregate liquidation preference of approximately $175,000,000 (including accrued but unpaid distributions), of which approximately $102,000,000 are subject to redemption at the election of the holders of such interests.  One of the Archstone Legacy Entities has previously entered into tax protection arrangements with the holders of certain of the preferred interests, which arrangements may limit for varying periods of time our and Equity’s ability to dispose of the properties held indirectly by the Archstone Legacy Entities or to refinance certain related indebtedness, without making payments to the holders of such preferred interests.  Pursuant to this LLC agreement, we have agreed to bear 40% of the economic cost of these preferred redemption obligations, as well as the tax protection payments that may arise from our disposition or refinancing of properties of the Archstone Legacy Entities that were contributed to a subsidiary that will be consolidated by us for financial reporting purposes, as described below.  As part of the Archstone Acquisition, we and Equity have agreed with Lehman and Archstone to cause the acquired Archstone Legacy Entities to have sufficient funds available to honor their redemption obligations and to make any payments under its tax protection arrangements, when they may become due.  Following the closing transactions, the principal assets indirectly held by the limited liability company that acquired the Archstone Legacy Entities are interests in a subsidiary of us (the “AvalonBay Legacy Subsidiary”) and a subsidiary of Equity, each of which subsidiaries acquired certain properties formerly owned by the Archstone Legacy Entities.  We expect to consolidate, for financial reporting purposes, the assets, liabilities and results of operations of the AvalonBay Legacy Subsidiary.

The foregoing description of the agreements described above does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the relevant agreements, copies of which are attached as Exhibits 10.3 — 10.6 hereto.

Consideration

Pursuant to the Purchase Agreement and separate arrangements between us and Equity governing the allocation of liabilities assumed under the Purchase Agreement, our portion of consideration under the Purchase Agreement was approximately $6.5 billion, consisting of the following:

•                  the issuance of 14,889,706 shares of our common stock;

•                  a cash payment of approximately $667,000,000;

•                  the assumption of indebtedness with a fair value of approximately $4.0 billion, consisting of $3,600,000,000 principal amount of consolidated indebtedness, $200,000,000 principal amount for our proportionate share of debt related to unconsolidated joint ventures and, $200,000,000 representing the amount by which the aforementioned debt fair value exceeds the principal face value;

•                  the acquisition with Equity of interests in entities that have preferred units outstanding some of which may be presented for redemption from time to time. Our 40% share of the value of the collective obligation, including accrued dividends on these outstanding Archstone preferred units as of the date of this transaction is approximately $70,000,000 and

•                  the assumption with Equity of all other liabilities, known or unknown, of Archstone, other than certain excluded liabilities. We will share in approximately 40% of the cost of these liabilities.

Registration Rights Agreement

On February 27, 2013, in connection with the closing of the Archstone Acquisition, we entered into a registration rights agreement with Lehman and Archstone, or the Registration Rights Agreement, pursuant to which we are required to register under the Securities Act of 1933, as amended, or the Securities Act, the resale of the 14,889,706 shares of common stock issued to Archstone as partial consideration for the Archstone Acquisition. Under the Registration Rights Agreement we are obligated to file a resale shelf registration statement by March 8, 2013 pursuant to which, after the expiration of Lehman’s lock-up described below on April 26, 2013, it will be able to sell, generally without restrictions, shares received in the transaction.  We have the right to suspend sales under the shelf registration statement in limited circumstances for up to 90 days in any twelve-month period.  We are obligated to maintain the effectiveness of the registration statement until the earlier of the fifth anniversary of the closing of the Archstone Acquisition or when Lehman owns less than $250,000,000 market value of the shares it originally received under the Purchase Agreement.

The Registration Rights Agreement gives Lehman the right to conduct two underwritten offerings of our shares during any twelve-month period.  We are obligated to cooperate with, and assist in, those offerings and to enter into a 30-day lock-up with Lehman’s underwriters.  Following the first anniversary of the closing, we have the right once in any twelve-month period to delay an underwritten offering requested by Lehman so that we may undertake our own underwritten offering.  If we effect an underwritten offering of our shares, Lehman has agreed to enter into a 30-day lock-up with the underwriters so long as it owns over 5% of our outstanding shares.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Shareholders Agreement

On February 27, 2013, in connection with the closing of the Archstone Acquisition, we entered into a shareholders agreement (the “Shareholders Agreement”) , pursuant to which Lehman agreed to a lock-up, starting from the date of the Purchase Agreement and ending on April 26, 2013, with respect to the shares of common stock acquired in connection with the Archstone Acquisition. Under the Shareholders Agreement, so long as Lehman owns more than 5% of our common stock, Lehman has agreed it will not (i) acquire beneficial ownership of any additional shares of our common stock; (ii) participate in any voting or similar arrangement with a third party; (iii) enter into, propose or facilitate any change in control transaction (or other extraordinary transaction involving us); or (iv) otherwise act, alone or in concert with others, to seek to control, or influence, our board of directors or our management or policies.

Additionally under the Shareholders Agreement, for one year starting from the date of the closing of the Archstone Acquisition, Lehman will vote all of its shares of our common stock in accordance with the recommendation of our board of directors on any matter other than an extraordinary transaction.  After the first year, and for so long as Lehman holds more than 5% of our common stock, Lehman will vote all of its shares of our common stock (i) in accordance with the recommendations of our board of directors with respect to any election of directors, compensation and equity plan matters, and any amendment to our charter to increase our authorized capital stock; (ii) on all matters proposed by other shareholders, either proportionately in accordance with the votes of the other shareholders or, at its election, in accordance with the recommendation of our board of directors; and (iii) on all other matters, in its sole and absolute discretion.

The foregoing description of the Shareholders Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Shareholders Agreement, a copy of which is attached as Exhibit 10.2 hereto.

Prior to the issuance of our shares of common stock to Archstone, our board of directors waived the stock ownership limit in our charter, which generally prohibits a stockholder from holding more than 9.8% of the issued and outstanding shares of any class or series of our stock.  The waiver permits Lehman to hold the 14,889,706 shares of our common stock received in the Archstone Acquisition. Our board of directors granted this waiver based on the belief that such waiver will not jeopardize our ability to qualify as a REIT.

Federal National Mortgage Association Master Credit Facility Agreement and Related Notes

On February 27, 2013, subsidiaries of the Company entered into a Master Credit Facility Agreement and related notes with Federal National Mortgage Association (“Fannie Mae”) pursuant to which certain of the Company’s subsidiaries assumed approximately $2,270,000,000 of Archstone’s indebtedness with Fannie Mae and modified the terms of such indebtedness (the “Fannie Mae Loan”).  As assumed and modified, the Fannie Mae Loan is divided into three separate loan pools which we refer to as Pools 2, 6 and 9.  The properties securing Pools 2 and 6 are cross-defaulted but not cross-collateralized, and Pool 9 was repaid in its entirety at closing.  See Item 2.03 below for additional information regarding the Fannie Mae Loan and the related loan pools.

The foregoing description of the Fannie Mae Loan does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Fannie Mae Loan, a copy of which is attached as Exhibit 10.7 hereto.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As part of the Archstone Acquisition, on February 27, 2013, we assumed $3,597,000,000 principal amount of Archstone’s existing indebtedness.  Concurrent with the closing of the Archstone Acquisition we repaid $1,562,000,000 principal amount of this outstanding indebtedness.  Principal amounts of consolidated indebtedness assumed and repaid are detailed further in the following table (dollars in thousands).

Community / Debt Facility	Stated Interest Rate	Principal Final Maturity Date	Principal Balance Assumed (1)	Principal Repayments at Assumption	Net Principal Balance Assumed (1)

Tax-exempt bonds
Fixed Rate
Meadowbrook	4.61%	Nov-2036	$62,200	$—	$62,200
Variable Rate
Clinton	SIFMA + 1.53%	Nov-2038	268,500	—	268,500
Midtown West	SIFMA + 1.13%	May-2029	100,500	—	100,500
San Bruno	SIFMA + 1.35%	Dec-2037	64,450	—	64,450
Calabasas	SIFMA + 1.48%	Apr-2038	44,410	—	44,410
			540,060	—	540,060
Conventional loans
Fixed Rate
Fannie Mae Pool 6 (2)	6.19%	Nov-2015	940,923	443,000	497,923
Fannie Mae Pool 2 (2)	6.26%	Nov-2017	692,192	—	692,192
First and M	5.57%	May-2053	128,826	—	128,826
San Bruno II	5.37%	Apr-2021	31,700	—	31,700
Meadowbrook	4.70%	Nov-2036	22,665	—	22,665
Lexington	5.55%	Mar-2016	16,984	—	16,984
			1,833,290	443,000	1,390,290
Variable Rate
Fannie Mae Pool 9	LIBOR + 1.27%	Nov-2014	636,756	636,756	—
Freddie Mac Pool	LIBOR + 0.96%	Nov-2014	270,943	270,943	—
South San Francisco	DMBS + 1.00%	Apr-2013	76,706	76,706	—
Calabasas	DMBS + 1.44%	Aug-2018	57,472	—	57,472
San Bruno III	LIBOR + 2.60%	May-2013	47,000	—	47,000
Wheaton Station	DMBS + 1.00%	Apr-2013	44,539	44,539	—
La Mesa	DMBS + 1.00%	Apr-2013	24,755	24,755	—
Parkland Gardens	LIBOR + 2.25%	May-2017	18,176	18,176	—
Toscano	LIBOR + 6.00%	May-2016	42,805	42,805	—
Memorial Heights	LIBOR + 2.50%	May-2017	4,806	4,806	—
			1,223,958	1,119,486	104,472
Total Indebtedness			$3,597,308	$1,562,486	$2,034,822

(1) Balances are for consolidated debt assumed and do not include our share of the principal amount of debt held by unconsolidated joint ventures of approximately $200 million.  Balances also do not consider amounts held in principal reserve funds that were received by the Company, and are held for the repayment for the respective borrowing.

(2) Borrowings are cross-defaulted.

In addition to the assumed consolidated indebtedness discussed above, as disclosed in footnote 5 to the table detailing the operating communities we acquired as part of the Archstone Acquisition in this report, two of the consolidated operating communities are subject to ground leases that expire in November 2060.  We expect to sell these communities in first quarter of 2013.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth above in “Item 1.01 — Entry into a Material Definitive Agreement” and “Item 2.01 — Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.  In connection with the Archstone Acquisition, we issued 14,889,706 shares of our common stock to Archstone or its successors, valued at $1.88 billion as of the market’s close on February 27, 2013.   The issuance of our common stock pursuant to the Purchase Agreement as described above was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) thereof for transactions not involving a public offering.  We have agreed to register the resale of these shares under the terms of the Registration Rights Agreement, as described above.

ITEM 7.01 REGULATION FD DISCLOSURE.

On February 27, 2013, we issued a press release announcing the closing of the Archstone Acquisition. A copy of our press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)         Financial Statements of Businesses Acquired

The financial statements required to be filed pursuant to this Item 9.01 have been previously filed and are incorporated herein by reference to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 26, 2013.

(b)         Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01 is not being filed herewith. It will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

The Exhibit Index appearing immediately after the signature page of this Form 8-K is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by our use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “project,” “plan,” “may,” “shall,” “will” and other similar expressions in this press release, that predict or indicate future events and trends and that do not report historical matters.

Forward-looking statements or forecasts relating to the business, prospects, operating statistics or financial results that relate to or may be expected to result from the Archstone Acquisition are based on expectations, forecasts and assumptions that are inherently speculative and are subject to substantial risks and uncertainties, many of which we cannot predict with accuracy and some of which we may not have anticipated. As a result, the actual operating statistics and financial results that relate to or may be expected to result from the Archstone Acquisition may differ materially from the Company’s forecasts. Risks, uncertainties and other factors related to the Archstone Acquisition that might cause such differences include, among other things, the following: we may not be able to integrate the assets and operations acquired in the Archstone Acquisition in a manner consistent with our assumptions and/or we may fail to achieve expected efficiencies and synergies; we may encounter liabilities related to the Archstone Acquisition for which we may be responsible that were unknown to us at the time we agreed to the Archstone Acquisition or at the time of this report; and our assumptions concerning risks relating to our lack of control of joint ventures and our ability to successfully dispose of certain assets may not be realized.

We do not undertake a duty to update these forward-looking statements, and therefore they may not represent our estimates and assumptions after the date on which this report was filed. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control, and which may cause our actual results, performance or achievements to differ materially from the anticipated future results, performance or achievements expressed or implied by these forward-looking statements. In addition to the factors referred to above, you should carefully review the discussion in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on February 22, 2013, under Item 1a., “Risk Factors,”  and the other disclosures elsewhere in the Form 10-K and our subsequent reports on Form 10-Q and 8-K and other filings with the SEC for further discussion of additional risks and uncertainties associated with our business and these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

March 5, 2013
	By:	/s/ Thomas J. Sargeant
	Name:	Thomas J. Sargeant
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Registration Rights Agreement, dated February 27, 2013, by and between Lehman Brothers Holdings Inc. and AvalonBay Communities, Inc.

10.2	Shareholders Agreement, dated February 27, 2013, by and among AvalonBay Communities, Inc., Archstone Enterprise LP and Lehman Brothers Holdings Inc.

10.3	Archstone Residual JV, LLC Limited Liability Company Agreement

10.4	Archstone Parallel Residual JV, LLC Limited Liability Company Agreement

10.5	Archstone Parallel Residual JV 2, LLC Limited Liability Company Agreement

10.6	Legacy Holdings JV, LLC Limited Liability Company Agreement

10.7	Master Credit Facility Agreement, dated February 27, 2013, by and among Federal National Mortgage Association and the parties named therein.

99.1	Press Release dated February 27, 2013